Exhibit 5.1



       [Letterhead of Cleary, Gottlieb, Steen & Hamilton]


Writer's Direct Dial:  (212) 225-2920

                                    August 4, 1998


Christopher Graham, Esq.
Spectrum Information Technologies, Inc.
2700 Westchester Avenue
Purchase, N.Y.

Dear Sirs:

           Spectrum Information Technologies, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended the ("Act"), relating to the shares of Common Stock, $.001 par value, of Spectrum Information Technologies, Inc. to be issued under the Spectrum Information Technologies, Inc. 1998 Consultant Stock Incentive Plan (the "Plan").

           We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Spectrum Information Technologies, Inc. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

           Based on the foregoing, it is our opinion that the shares of Spectrum Information Technologies, Inc. issuable under the Plan are duly authorized and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

Christopher Graham, Esq., p. 2


           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                               Very truly yours,

                               CLEARY, GOTTLIEB, STEEN & HAMILTON




                               By:  /s/ Arthur H. Kohn
                                    -------------------------
                                     Arthur H. Kohn, a partner